Advisory Hedged Opportunity Fund
50210 AXP Financial Center
Minneapolis, MN 55474

NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD MAY 25, 2005

Your Fund will hold a special shareholder meeting at 10:00 a.m. on May 25, 2005 at 200 7th Street South, Minneapolis, MN in Room 20 on the 4 th floor. You are entitled to vote at the meeting if you were a shareholder on February 28, 2005. The Board recommends that you vote FOR the proposal. Please vote immediately by mail, telephone or electronic mail, even if you plan to attend the meeting. Just follow the instructions on this proxy card.

The undersigned hereby appoints Peter A. Gallus as proxy, with full power of substitution, to represent and to vote all of the shares of the undersigned at the special meeting to be held on May 25, 2005, and any adjournment thereof.

[Your Control
Number:

XXXXXX]

VOTE VIA ELECTRONIC MAIL:  ahof@aexp.com (see proxy statement for instructions)
VOTE VIA TELEPHONE: 800-390-1560 (see proxy statement for instructions)
VOTE BY MAIL (complete and return this card in return envelope provided)

Note:   Please sign this proxy exactly as your name appears on this card.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature

Signature of joint owner, if any

Date

Proposal 1:	FOR	AGAINST	WITHHOLD
The election of the following persons as Trustees for the Advisory Hedged Opportunity Fund:	[ } [ ] [ ]	[ ] [ ] [ ]	[ ] [ ] [ ]
1. William Brown 2. Paula Meyer 3. Mary K. Stern

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE.

In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

Every properly signed proxy will be voted in a manner specified therein and, in the absence of specification, will be treated as GRANTING authority to vote FOR Proposal 1 above.